UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 21, 2009

Date of Report (Date of earliest event reported)

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13948	62-1612879
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

100 North Point Center East, Suite 600
Alpharetta, Georgia		30022
(Address of principal executive offices)		(Zip code)

1-800-514-0186
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act.  (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act. (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act. (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.  (17 CFR 240.13c-4(c))

Item 5.02                        Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Principal Officers

Effective January 21, 2009, Peter J. Thompson, age 46, has been appointed Treasurer, Chief Financial and Strategic Planning Officer to succeed Torben Wetche, who resigned from the position of Chief Financial Officer and Treasurer to pursue other opportunities. Mr. Thompson has served as Vice-President — Strategic Planning since August 2008. From August 2006 to August 2008, Mr. Thompson served as Chief Financial Officer and Treasurer. He has over 12 years of service with the Company, including President-U.S. Operations from November 1998 to August 2006.

Mr. Thompson’s compensation will consist of a base salary of $335,000 per year plus a target annual incentive cash bonus of 45 percent of base salary and a long-term incentive bonus targeted at 90 percent of base salary, which is payable in the Company’s restricted stock.  Mr. Thompson does not have an employment contract with the Company. He will receive health and welfare and other benefits on the same terms made available to all salaried employees.

The January 22, 2009, press release announcing the change is attached hereto as Exhibit 99.1.

Item 9.01                        Financial Statements and Exhibits.

(c)  Exhibits

99.1	Press Release, dated January 22, 2009, of Schweitzer-Mauduit International, Inc., announcing senior management changes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schweitzer-Mauduit International, Inc.

	By:	/s/ Peter J. Thompson
Peter J. Thompson
Treasurer, Chief Financial and Strategic
Planning Officer
Dated: January 22, 2009